Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Omnibus Incentive Plan of Skillsoft Corp. of our reports dated April 7, 2026, with respect to the consolidated financial statements of Skillsoft Corp. and the effectiveness of internal control over financial reporting of Skillsoft Corp. included in its Annual Report (Form 10-K) for the year ended January 31, 2026, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 30, 2026